Exhibit 5.1

WongPartnership LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
T +65 6416 8000
wongpartnership.com
ASEAN | CHINA | MIDDLE EAST

Date: 3 March 2022	FROM
LJV/ONKC/JNJM/20191271
The Board of Directors
Wave Life Sciences Ltd.	f:+65 6532 5711
c/o 733 Concord Avenue	Not for service of court documents
Cambridge, MA 02138	Not for urgent correspondence
United States of America
d:+65 6416 6465

e:jenvern.loh@wongpartnership.com

Dear Sirs

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – SHELF REGISTRATION STATEMENT ON FORM S-3

A.	Introduction

1.

We have acted as legal advisers to the Company, a company incorporated under the laws of Singapore, as to Singapore law in connection with the filing of a shelf registration statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on or about 3 March 2022 in connection with the authorisation of the issuance and sale from time to time, on a delayed basis, of up to US$500,000,000 in aggregate offering price of (i) ordinary shares of the Company (the “Shares”), (ii) one or more series of debt securities of the Company (the “Debt Securities”) to be issued pursuant to a senior indenture or subordinated indenture in the forms attached as Exhibit 4.8 or, as the case may be, Exhibit 4.9 to the Registration Statement (each, an “Indenture”), between the Company and the trustee (the “Trustee”) to be named therein in such Indenture, and one or more supplements thereto, in each case establishing the terms of each such series, (iii) warrants to purchase Shares or Debt Securities (the “Warrants”), (iv) rights to purchase Shares or any other Securities (as defined below) (the “Rights”), and (v) units of Shares, Debt Securities, Warrants or Rights, in any combination (the “Units”), in each case as contemplated by the Registration Statement. The Shares, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities”. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and a third party to be identified therein as rights agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements are herein collectively called the “Agreements”.

2.

We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act 2005.

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B.	Documents

3.	In rendering the opinions set out below, we have examined:

3.1	an electronic copy (in Adobe Acrobat form) of the certificate of incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

3.2

an electronic copy (in Adobe Acrobat form) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

3.3	an electronic copy (in Adobe Acrobat form) of the constitution of the Company, as amended as of 9 November 2015 (the “Constitutive Documents”);

3.4	an electronic copy (in Adobe Acrobat form) of the resolutions in writing of the board of directors of the Company (the “Board”) dated 1 March 2022 (the “Resolutions”);

3.5	an electronic copy (in Adobe Acrobat form) of the Registration Statement; and

3.6	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

4.

This opinion is being rendered to you in connection with the filing of the Registration Statement. Save as expressly provided in paragraph 6 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 3 herein.

C.	Assumptions

5.	We have assumed (without enquiry and with your consent):

5.1

that each of the parties to the Agreements (other than the Company) has been duly incorporated, established or constituted, and is validly existing under the laws of its jurisdiction of incorporation, establishment or constitution, as the case may be;

5.2

all signatures (including without limitation marks or text purporting to be signatures) (whether electronic or otherwise) on all documents submitted or made available to us (a) are genuine and authentic, (b) have not been altered or tampered with in any way, and (c) are in compliance with the constitutive documents of the parties (if a company) and where applicable, the Electronic Transactions Act 2010 of Singapore, and that each such signature is that of a person duly authorised to affix the same and execute the relevant documents in the manner it was executed, and, where a document was signed by electronic signature or purported to be signed in that manner, was affixed at the direction of (or provided by) such person, the authenticity of all documents submitted or made available to us as originals, and the completeness and the conformity to original documents of all copies submitted or made available to us;

5.3

that each of the documents submitted or made available to us for examination and referred to in paragraph 3 above is a true, complete and up-to-date copy and has not been revoked, repudiated, terminated, amended or superseded, and all representations, warranties, assumptions and factual statements contained therein are true and correct;

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5.4	that the Resolutions were:

(a)

duly passed at properly convened meetings of duly appointed directors of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents; and

(b)	duly passed in accordance with the provisions of the Companies Act 1967 of Singapore (the “Companies Act”);

5.5

that the approvals conferred by the copies of the Resolutions submitted to us have not been revoked, rescinded, superseded or amended and are in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions;

5.6	that the directors of the Company:

(i)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(ii)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, the entry into the transactions contemplated in the Registration Statement, and the execution of, and entry into, the Agreements, and without intention to defraud any of the creditors of the Company; and

(iii)

have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement and the Agreements in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at that time;

5.7	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

5.8

that the Shares to be issued will be duly registered in the names of the persons who subscribe for or purchase the Shares in the Register of Members of the Company, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Shares will be duly issued and delivered;

5.9	that:

(i)

the results of the electronic instant information search made by us on 2 March 2022 at 11.45 a.m. (Singapore time) of the public records of the Company maintained by ACRA at https://www.acra.gov.sg (the “ACRA Search”) at ACRA; and

(ii)

the results of the electronic searches made by us on 2 March 2022 at 11.45 a.m. (Singapore time) for the period of 1 January 2019 to 2 March 2022 (as at 11.45 a.m.) (both dates inclusive) of: (i) the Company, obtained from the search modules Insolvency (including Judicial Management) (Supreme Court) and Appeals Cases (Supreme Court), Appeals Cases (State Court), Civil Cases (State Courts), Enforcement (Supreme Courts) and Enforcement (State Courts), and (ii) the directors of the Company, obtained from the search module Bankruptcy (Supreme Court), of the Cause Book Search function of the eLitigation system at https://www.elitigation.sg (the “Court Searches”); and

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(iii)

the results of the corporate insolvency search made by us on 2 March 2022 at 11.51 a.m. (Singapore time) on the Company with the Insolvency Office of the Ministry of Law in the Republic of Singapore (the “Corporate Insolvency Search”),

are true, complete and accurate, and remain correct up to the date of this opinion and that:

(a)	such information has not since the relevant time on which the ACRA Search, Court Searches or Corporate Insolvency Search, as the case may be, were conducted, been altered; and

(b)

the ACRA Search, Court Searches and Corporate Insolvency Search, as the case may be, did not fail to disclose any information which has been lodged, registered or filed but did not appear on the public records available for such electronic searches at the time of such searches, and all matters which ought to have been lodged, registered, or filed with ACRA, the relevant court or the Insolvency Office of the Ministry of Law in the Republic of Singapore, as the case may be, have been duly lodged, registered, or filed;

5.10	the definitive terms of each class or series of Securities shall have been or will be established in accordance with resolutions duly adopted by the Board (or an authorised committee thereof);

5.11

that any Securities issuable upon conversion, exchange or exercise of any other Security will have been authorised and reserved for issuance, in each case within the limits of the then remaining authorised but unreserved and unissued amounts of such Securities;

5.12

that any Securities (including any Securities issuable upon conversion, exchange or exercise of any other Security) will be issued in accordance with the terms and subject to the conditions set out in the relevant duly passed corporate resolutions and Agreements, if any;

5.13	the absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of any party to the Agreements and its respective officers, employees, agents and advisers;

5.14	with respect to any Debt Securities, that:

(i)	any Indenture relating to such Debt Securities shall have been duly authorised, executed and delivered on behalf of the Company;

(ii)	all terms of Debt Securities shall be established in accordance with the provisions of the Indenture;

(iii)	such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(iv)	such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and

(v)

such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

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5.15	with respect to any Warrants, that:

(i)	any Warrant Agreement relating to such Warrants shall have been duly authorised, executed and delivered on behalf of the Company;

(ii)	all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s);

(iii)	such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s);

(iv)

such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and

(v)

such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

5.16	with respect to any Rights, that:

(i)	any Rights Agreement and Rights certificate relating to such Rights shall have been duly issued, authorised, executed and delivered on behalf of the Company;

(ii)	all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement(s);

(iii)	such Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s);

(iv)

such Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and

(v)

such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

5.17	with respect to any Units, that:

(i)	any Unit Agreement relating to such Units shall have been duly authorised, executed and delivered on behalf of the Company;

(ii)	all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s);

(iii)	such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s);

(iv)

such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and

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(v)

such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

5.18

that the Company will have obtained, at the time of each grant and issuance of the Shares (including any Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares, (ii) upon the exercise of any duly issued Rights exercisable for Shares, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, or (iv) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated), a mandate from the shareholders of the Company to issue such Shares pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting;

5.19

that at each time of issuance and sale of the Securities, the Company will be validly existing under the laws of Singapore, with the requisite capacity, power and authority to issue and sell the Securities;

5.20

(i) that the Agreements and the Securities are within the capacity and powers of, and will be duly authorised, executed and delivered by, the parties thereto other than the Company, (ii) that the Agreements and the Securities will constitute legal, valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of the Agreements and the Securities as legal, valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorisations from, or to make required registrations, declarations or filings with, governmental authorities;

5.21

that in exercising the respective powers of each party to the Agreements to enter into the relevant Agreement, each party (and in the case where the party is a corporation or a trust, the directors or trustees of such party) to the Agreements will be acting in good faith and in furtherance of the respective substantive objects and for the legitimate purpose of such party to the Agreements, and that the entry into the relevant Agreement by each of the parties thereto may reasonably be considered to have been in the interests, and for the commercial benefit, of such party to the relevant Agreement;

5.22

that each of the parties to the Agreements will not be seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the relevant Agreement to which it is a party which might render any of them or any relevant transaction or associated activity illegal, void or voidable;

5.23

that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Agreements under the laws of any jurisdiction will be duly fulfilled, performed and complied with;

5.24	that valid consideration, if required, will be furnished for the entry into the Agreements;

5.25

that the Agreements will constitute legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions (other than the laws of Singapore in respect of the matters set out in paragraph 6 of this opinion);

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5.26

that no consent, approval, authorisation or order of or qualification with any governmental body or agency is required for the performance by each of the parties (other than the Company in Singapore) to the Agreements of its respective obligations under the Agreements to which it is a party;

5.27

all applicable consents, approvals, authorisations, licences, exemptions or orders required from any applicable governmental or other regulatory authorities and all other requirements for the legality, validity and enforceability of the Agreements (other than any required under the laws of Singapore in respect of the matters set out in paragraph 6 of this opinion) have been (and have not been withdrawn) or will be duly obtained or fulfilled, and in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

5.28

that the execution of the Agreements, the performance of the obligations under the Agreements, and the delivery of, and the performance of the obligations, where applicable, under, the Securities will be in compliance with (i) applicable laws and regulations in Singapore, and (ii) the provisions of the constitution of the Company in force at the time;

5.29	that there are no agreements, documents, arrangements or transactions to which the Company is a party that may in any way prohibit or restrict the issue of the Securities;

5.30

that there are no agreements, documents, arrangements or transactions to which each party to the Agreements has entered into that may in any way prohibit or restrict its right to enter into the relevant Agreement or perform its obligations under the relevant Agreement;

5.31	that there will be no amendments to the Constitutive Documents or the laws applicable to the Company that would have the effect of rendering any of our opinions in paragraph 6 inaccurate;

5.32	that nothing in the Agreements and/or such other documents entered into by the Company would have the effect of rendering any of our opinions in paragraph 6 inaccurate;

5.33

that no foreign law is relevant to or affects the conclusions stated in this opinion and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with;

5.34	that no Securities will be offered in Singapore in connection with the Registration Statement; and

5.35	that none of the Registration Statement, Agreements nor any of the transactions contemplated respectively thereunder constitutes or will constitute a sham.

D.	Opinion

6.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that:

6.1

the Shares (including any Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares, (ii) upon the exercise of any duly issued Rights exercisable for Shares, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, or (iv) as a component of a Unit), upon payment of such lawful consideration as the Board (or a duly authorised committee thereof) may determine, will be validly issued, fully paid and non-assessable;

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6.2

the Warrants (including any Warrants duly issued as a component of a Unit) upon issuance and delivery of the Warrant certificates and book-entry notation for such Warrants, and against payment therefor of such lawful consideration as the Board (or a duly authorised committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms;

6.3

the Rights (including any Rights duly issued as a component of a Unit) upon due issuance and delivery of the Rights certificates and book-entry notation for such Rights, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms; and

6.4

the Units, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorised committee thereof) may determine, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

E.	Qualifications

7.

For the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under Singapore law) in relation to the Shares (including any Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares, (ii) upon the exercise of any duly issued Rights exercisable for Shares, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, or (iv) as a component of a Unit) to be issued means that holders of such Shares, having fully paid up all amounts due on such Shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

8.

The term “enforceable” as used above means that the obligations assumed or to be assumed by the Company under each of the Agreements and the Constitutive Documents are of a type which the Singapore courts enforce. It does not mean, and should not be construed as meaning, that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

8.1

this opinion is not to be taken to imply that a court in Singapore will necessarily grant any remedy, the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court;

8.2

enforcement may be limited by prescription or lapse of time, bankruptcy, insolvency, liquidation, administration, reorganisation and other laws of general application relating to or affecting the rights of creditors;

8.3	enforcement may be limited by general principles of equity – for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

8.4

where, under the Constitutive Documents, the Agreements and/or, where applicable, any Security is vested with a discretion or may determine a matter in its opinion, the laws of Singapore may require that such discretion is exercised in good faith, reasonably, for a proper purpose, and/or that such opinion is based on reasonable grounds;

8.5

enforcement may be limited by the provisions of the laws of Singapore applicable to agreements held to have been frustrated by events happening after their execution which are beyond the control of the parties to the agreements and make contractual performance illegal or impossible or radically different from that originally contemplated;

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8.6

the power of the Singapore courts to grant equitable remedies such as injunctions and specific performance is discretionary and accordingly, a court of Singapore may make an award of damages where an equitable remedy is sought;

8.7

claims may become barred under the Limitation Act 1959 of Singapore and/or the Foreign Limitation Periods Act 2012 of Singapore, or may be or become subject to defences of set-off or counterclaim, and a failure to exercise the right to commence an action within the prescribed time frames may amount to a waiver of such right;

8.8

a party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by misrepresentation or other vitiating factors and the courts of Singapore will generally not enforce an obligation if there has been fraud;

8.9

any provision in any of the Agreements or, where applicable, any Security which purports to excuse or protect any party against its own negligence or misconduct or which purports to apply notwithstanding the negligence or misconduct of any party, or excusing a party from a liability or duty otherwise owed, may be limited by law or may not be given effect by the courts of Singapore;

8.10	the effectiveness of any provisions exculpating a party from liability or a duty otherwise owed may be limited by law;

8.11

a court in Singapore has power to give judgments in a currency other than Singapore dollars, if, subject to the terms of the contract, it is the currency which most truly expresses the plaintiff’s loss;

8.12

where obligations are to be performed in a jurisdiction outside Singapore, they may not be enforceable in Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction and a court in Singapore may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance;

8.13	it is uncertain whether the parties can agree in advance the governing law of claims connected with the contract but which are not claims on the contract, such as a claim in tort;

8.14

any provision in any of the Agreements which provides that any calculations, determinations and/or certifications will be final, conclusive and/or binding (i) may in certain circumstances be held by a court or tribunal not to be final, conclusive and/or binding, for example, if such calculations, determinations and/or certifications are fraudulent, unreasonable, arbitrary or contain any manifest errors, and (ii) will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party, for example, a court in Singapore may regard such certification, determination or calculation as no more than prima facie evidence;

8.15

any provision in any of the Agreements which provides for, or which has the effect of providing for, the payment of a fixed or an increased amount, the withholding, forfeiture or retention of monies or assets already paid, transferred or otherwise due (as the case may be), or the transfer or re-transfer of assets, may not be enforceable in a Singapore court if it is construed as a penalty;

8.16

provisions in any of the Agreements, if any, restricting competition or trade may not be enforceable as contrary to public policy in Singapore unless a Singapore court considers that such provisions are reasonably necessary for the protection of a legitimate business interest;

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8.17

any provision in any of the Agreements as to severability may not be binding under the laws of Singapore and the question of whether or not provisions which are illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question, and would be determined by a Singapore court at its discretion;

8.18	indemnity provisions in the Agreements may not be binding under the laws of Singapore to the extent that performance would be illegal or contrary to public policy under the laws of Singapore;

8.19

a provision which states that amendments to or waivers of any provisions thereof or defaults thereunder are only effective if made in writing and signed by certain parties may not be given effect by the Singapore courts. A provision of an Agreement may be amended or waived orally or by the conduct of the parties thereto notwithstanding provisions to the contrary in the Agreement;

8.20	to the extent that any matter is expressed to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty;

8.21

any provision of an Agreement stating that a failure or delay, on the part of any party, in exercising any right or remedy under the Agreement shall not operate as a waiver of such right or remedy may not always be effective;

8.22	the rate of interest recoverable (on judgment debt and costs) after judgment in the Singapore courts is limited to 5.33% per annum or:

(i)	such other rate fixed by the Chief Justice of Singapore;

(ii)	such lower rate as may be directed by the High Court; or

(iii)	such rate that the parties to the litigation have agreed otherwise;

8.23

a Singapore court may refuse to give effect to clauses in an Agreement in respect of the costs of litigation brought before a Singapore court to be paid by an unsuccessful litigant or where the court has itself made an order for costs;

8.24

a Singapore court may stay proceedings if concurrent proceedings are brought elsewhere and/or if there is another clearly more appropriate forum than Singapore to hear the proceedings. A court in Singapore may also decline to accept jurisdiction in certain cases;

8.25

where it is necessary to initiate any legal proceedings in Singapore by serving a writ or other originating process outside the jurisdiction, the leave of court (as to which the court has a discretion) may have to be obtained;

8.26

the courts of Singapore are bound to follow judicial precedents laid down by the superior courts of Singapore, however, the Court of Appeal (which is the highest court in Singapore) has power to depart from such precedents where adherence will cause injustice in a particular case or constrain the development of law in conformity with the circumstances of Singapore;

8.27

a court in Singapore will not automatically be bound to stay proceedings brought in its jurisdiction despite the existence of an exclusive jurisdiction provision in an agreement naming the foreign jurisdiction where the proceedings should be brought. The Singapore courts have the discretion as to whether or not to grant an application for a stay notwithstanding such an exclusive jurisdiction clause;

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8.28

it is possible that a court in Singapore would hold that any decision, judgment award or order (whether in Singapore or elsewhere) given in relation to an Agreement supersedes the specific provisions of such an Agreement for all intents and purposes, with the effect that any obligations imposed upon each of the parties under an Agreement, which are expressed to apply both before and after such decision, judgment award or order, might not be held to survive any such decision, judgment award or order;

8.29

in any question concerning a valid choice of law of an agreement in any action in the courts of Singapore, the laws of Singapore that are expressed to be mandatory in nature will continue to apply regardless of the choice of the governing law of that agreement;

8.30

certain laws, directives, orders and other regulations (whether relating to United Nations sanctions or otherwise) have in the past been and may from time to time be enacted, passed or issued, the effect of which as a matter of Singapore law might be to restrict the making of any payment and/or the performance of any other obligation under the Agreements;

8.31

any provision requiring the performance by any of the parties of any act or thing under such provision in violation of, contrary to or inconsistent with any laws or regulations promulgated in Singapore after the date of this opinion may be regarded as being against public policy or constituting an illegality and may be unenforceable or void in Singapore; and

8.32

except as may be provided under the Contracts (Rights of Third Parties) Act 2001 of Singapore, under general principles of Singapore law, a person who is not a contracting party to an agreement is not entitled to the benefits of the agreement and may not enforce the agreement.

9.

We have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the Agreements and the documents referred to in paragraph 3 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the documents described in paragraph 3. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents.

10.

We have relied on electronic searches of the publicly available records of ACRA, the Supreme Court of the Republic of Singapore and the State Courts of the Republic of Singapore, and the Insolvency Office of the Ministry of Law of the Republic of Singapore, and the records disclosed by such searches may not be complete or up-to-date. In particular, the ACRA Search is not capable of revealing whether or not a winding-up application has been presented, a winding-up order has been made, or a winding up resolution has been passed, or whether or not a receiver or judicial manager has been appointed. Notice of a winding-up order made or a resolution passed or a receiver or judicial manager appointed may not be filed at ACRA immediately. The Corporate Insolvency Search is not capable of revealing whether or not a winding-up petition has been presented. The Court Searches may not immediately reveal whether a winding up order has been made, a winding up resolution has been passed, or whether a receiver or judicial manager has been appointed. It should be noted that the search results may not necessarily be up-to-date and that the accuracy of the search results depend on the due lodgement, registration or filing of documents by the person obliged to lodge, register or file the same. Additionally, under the search function in eLitigation, searches have to be carried out by selecting group/case types which are categorised into eight modules (namely “Appeal Cases”, “Admiralty”, “Bankruptcy”, “Civil Cases”, “Enforcement”, “Insolvency (including Judicial Management)”, “Power of Attorney” and “Probate”). We understand that a maximum of 50 records can be handled per search request and as such, the searches may not be able to reveal all the cases to which the relevant entity is a party;

WONGPARTNERSHIP LLP

LJV/ONKC/JNJM/20191271

3 March 2022

Page: 12

11.

We express no opinion as to the validity, binding effect or enforceability of any provision in the Agreements or, where applicable, the Securities by reference to a law other than that of Singapore, or as to the availability in Singapore of remedies which are available in other jurisdictions.

12.	With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

13.

This opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 3 of this opinion, or to any other matter or document in connection with, or referred to, contemplated by or incorporated by reference, in such documents.

14.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Act or to the rules and regulations of the Commission thereunder.

15.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion is not to be circulated or disclosed to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any), nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP